                                                                   EXHIBIT 10.32


                          LOAN AND SECURITY AGREEMENT


                            BANKVEST CAPITAL CORP.

                                      AND

                            LEASEVEST CAPITAL CORP.

                                     WITH

                        PNC BANK, NATIONAL ASSOCIATION

                                TABLE OF CONTENTS

                                                                                               PAGE
SECTION 1.  DEFINITIONS AND INTERPRETATION                                                       1
         1.1      Terms Defined                                                                  1
         1.2      Accounting Principles                                                          7

SECTION 2.  THE LOANS                                                                            7
         2.1      Credit Facility - Description                                                  7
         2.2      Advances and Payments                                                          8
         2.3      Preconditions to Advances and Assignment of Leases and Leased Property         8
         2.4      Credit Facility Interest                                                      10
         2.5      Additional Interest Provisions.                                               10
         2.6      Fees                                                                          11
         2.7      Prepayments                                                                   11
         2.8      Use of Proceeds                                                               12
         2.9      Capital Adequacy                                                              12

SECTION 3.  COLLATERAL                                                                          13
         3.1      Description                                                                   13
         3.2      Lien Documents                                                                13
         3.3      Other Actions                                                                 13
         3.4      Searches                                                                      14
         3.5      Filing Security Agreement                                                     14
         3.6      Power of Attorney                                                             14

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES                                        14
         4.1      Resolutions, Opinions, and Other Documents                                    15
         4.2      Absence of Certain Events                                                     15
         4.3      Warranties and Representations at Closing                                     15
         4.4      Compliance with this Agreement                                                16
         4.5      Officers' Certificate                                                         16
         4.6      Closing                                                                       16
         4.7      Non-Waiver of Rights                                                          16

SECTION 5.  REPRESENTATIONS AND WARRANTIES                                                      16
         5.1      Corporate Organization and Validity                                           16
         5.2      Places of Business                                                            17
         5.3      Pending Litigation                                                            17
         5.4      Title to Collateral                                                           17
         5.5      Governmental Consent                                                          18
         5.6      Taxes                                                                         18
         5.7      Financial Statements                                                          18
         5.8      Full Disclosure                                                               18
         5.9      Subsidiaries                                                                  18
         5.10     Guarantees, Contracts, etc.                                                   18
         5.11     Government Regulations, etc.                                                  19

                                       i


         5.12     Names                                                                         19
         5.13     Other Associations                                                            19
         5.14     Environmental Matters                                                         20
         5.15     Capital Stock                                                                 20
         5.16     Solvency                                                                      20
         5.17     Leases and Leased Property                                                    20
         5.18     Interrelatedness of Borrowers                                                 24

SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS                                                    24
         6.1      Payment of Taxes and Claims                                                   24
         6.2      Maintenance of Insurance, Financial Records
                  and Corporate Existence                                                       24
         6.3      Business Conducted                                                            25
         6.4      Litigation                                                                    25
         6.5      Taxes                                                                         26
         6.6      Bank Accounts                                                                 26
         6.7      Employee Benefit Plans                                                        26
         6.8      Warranties for Future Advances                                                26
         6.9      Financial Covenants                                                           27
         6.10     Financial and Business Information                                            28
         6.11     Officers' Certificates                                                        29
         6.12     Inspection                                                                    30
         6.13     Tax Returns and Reports                                                       30
         6.14     Material Adverse Developments                                                 30
         6.15     Places of Business                                                            30
         6.16     Sale of Collateral                                                            30

SECTION 7.  BORROWER'S NEGATIVE COVENANTS:                                                      31
         7.1      Merger, Consolidation, Dissolution or Liquidation                             31
         7.2      Liens and Encumbrances                                                        31
         7.3      Negative Pledge                                                               31
         7.4      Transactions With Affiliates or Subsidiaries                                  31
         7.5      Guarantees                                                                    32
         7.6      Distributions, Redemptions and Other Indebtedness                             32
         7.7      Use of Lender's Name                                                          32
         7.8      Change of Ownership Interests/Change in Management                            32
         7.9      Loans and Investments                                                         32

SECTION 8.  DEFAULT                                                                             33
         8.1      Events of Default                                                             33
         8.2      Cure                                                                          35
         8.3      Rights and Remedies on Default                                                35
         8.4      Nature of Remedies                                                            36
         8.5      Set-Off                                                                       36

SECTION 9.  MISCELLANEOUS                                                                       37
         9.1      GOVERNING LAW                                                                 37
         9.2      Integrated Agreement                                                          37
         9.3      Waiver                                                                        37
         9.4      Time                                                                          38

                                      ii


         9.5      Expenses of Lender                                                            38
         9.6      Brokerage                                                                     38
         9.7      Notices                                                                       38
         9.8      Headings                                                                      39
         9.9      Survival                                                                      39
         9.10     Successors and Assigns                                                        40
         9.11     Duplicate Originals                                                           40
         9.12     Modification                                                                  40
         9.13     Signatories                                                                   40
         9.14     Third Parties                                                                 40
         9.15     Discharge of Taxes, Borrower's Obligations, Etc.                              40
         9.16     Consent to Jurisdiction                                                       40
         9.17     Waiver of Jury Trial                                                          41
         9.18     Information to Participant                                                    41
         9.19     Obligations Joint and Several                                                 41

                                 EXHIBIT LIST
                                 ------------

Exhibit  2.1(a)   --       Form of Term Note
Exhibit  2.1(c)   --       Form of Advance Rate Certificate
Exhibit  2.3(c)   --       Form of Collateral Report
Exhibit  2.3(d)   --       Form of Assignment Agreement
Exhibit  5.1               --       Borrowers' States of Qualifications
Exhibit  5.2               --       Places of Business
Exhibit  5.3               --       Judgments, Proceedings, Litigation and
                                    Orders
Exhibit  5.7               --       Borrowers' Federal Tax Identification
                                    Numbers
Exhibit  5.9               --       Subsidiaries and Affiliates
Exhibit  5.10              --       Existing Guaranties, Investments and
                                    Borrowings, Leases and Employment Agreements
Exhibit  5.12              --       Schedule of Names
Exhibit  5.13              --       Other Associations
Exhibit  5.14              --       Environmental Matters
Exhibit  5.15              --       Capital Stock
Exhibit  5.17              --       Leases and Leased Property
Exhibit  6.11              --       Officers' Certificates
Exhibit  7.4               --       Transactions with Affiliates

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Loan and Security Agreement ("Agreement") is dated as of this 9th day of May, 1997, by and among BANKVEST CAPITAL CORP. ("BankVest"), LEASEVEST CAPITAL CORP. (LeaseVest") (collectively, the "Borrowers" and individually, each a "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").


                                  BACKGROUND
                                  ----------

     A. Borrowers are in the business of leasing personal property to Lessees or otherwise financing the purchase of personal property for third party purchasers pursuant to leases or installment sale agreements. Borrowers wish, from time to time, to obtain advances up to the Maximum Credit Limit. Lender is willing to make loans and grant extensions of credit to Borrowers under the terms and provisions hereinafter set forth.

     B. The parties desire to define the terms and conditions of their relationship to writing.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

     1.1  Terms Defined  :  As used in this Agreement, the following terms have
          -------------
the following respective meanings:

          Account - Any right to payment for goods sold or leased or for
          -------
services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

          Adjusted Debt to Tangible Net Worth Ratio -  At any time means the
          -----------------------------------------
ratio of (i) total Senior Liabilities less Nonrecourse Debt to (ii) Borrowers' Tangible Net Worth.

          Advance(s) - Any monies advanced or credit, including Term Loans,
          ----------
extended to Borrowers by Lender under the Credit Facility.

          Advance Rate - As of any date of determination, an amount equal to the
          ------------
lesser of the aggregate amount, with respect to the Specific Lease Collateral corresponding to a related Term Loan, of the lesser of the following for each such Lease, as determined on a lease-by-lease basis, (i) one hundred percent (100%) of the original cost of the Leased Property corresponding to such Lease, less advance payments and security deposits, or (ii) ninety percent (90%) of the net present value of the remaining scheduled Lease payments due under such Lease, discounted at the Applicable Rate corresponding to such Term Loan.

          Advance Rate Certificate - Section 2.1(c).
          ------------------------

          Affiliate - As to any person, each other person that directly, or
          ---------
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person in question.

          Agreement - This Loan and Security Agreement, as it may hereafter be
          ---------
amended, supplemented or replaced from time to time.

          Applicable Rate - Section 2.4.
          ---------------

          Assignment Agreement - Section 2.3(d).
          --------------------

          Authorized Officer - Any officer or partner of a Borrower authorized
          ------------------
by specific resolution of each Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

          Books and Records - All of Borrowers' original ledger cards, payment
          -----------------
schedules, credit applications, Contract Rights, liens, security instruments, guarantees and other General Intangibles relating in any way to the Leases or Leased Property.

          Business Day - Any day that is not a Saturday or Sunday or day on
          ------------
which Lender is required or permitted to close.

          Chattel Paper - The meaning ascribed thereto in the Pennsylvania
          -------------
Uniform Code.

          Closing - Section 4.6.
          -------

          Closing Date - Section 4.6.
          ------------

          Collateral - All now or hereafter existing Leases and Leased Property,
          ----------
Books and Records and all cash and noncash proceeds, thereof, including, without limitation, insurance proceeds.

          Contract Rights - All rights under contracts not yet earned by
          ---------------
performance.

          Credit Facility - Section 2.1.
          ---------------

          Current Term - The Initial Term during the period of the Initial Term,
          ------------
and any renewal or extended term during the term thereof, if Lender elects, in its sole discretion to renew or extend the Credit Facility.

          Defaulted Lease - Any Lease where the Lease fails, at any time, to be
          ---------------
an Eligible Lease, provided however, that any new criteria established pursuant to clause (12) of the definition of Eligible Lease shall only be applicable on a prospective basis and shall not, in and of itself, convert an existing Eligible Lease into a Defaulted Lease.

          De Minimis Delinquency - The greater of (i) Ten Dollars ($10) or (ii)
          ----------------------
ten percent (10%) of one month=s Lease payment.

          Distribution -
          ------------

          (1) Dividends or other distributions on capital stock of either Borrower; and

          (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

          Documents - The meaning ascribed thereto in the Pennsylvania Uniform
          ---------
Code.

          Eligible Lease(s) - All items of Specific Lease Collateral which meet
          -----------------
all of the following specifications: (1) are not subject to any Lien, security interest or prior assignment other than Lender's security interest and the rights of the Lessees thereunder; (2) are valid and enforceable Leases, representing the undisputed obligation of each Lessee, with rentals due thereunder not more than 59 days contractually past due, without giving effect to any De Minimis Delinquency; (3) are not subject to any defense, set off, counterclaim, deduction, or allowance or adjustment; (4) provide for the lease of Leased Property which has not been returned, rejected, lost or damaged; (5) arose in the ordinary course of Borrowers' business; (6) neither Borrower has received notice of bankruptcy, receivership, reorganization, insolvency or material adverse change in the financial condition of the Lessee; (7) the Lessee is not a Subsidiary or Affiliate of Borrowers, does not control Borrowers, and is not under the control of or under common control with either Borrower; (8) are Leases which comply with all general representations and warranties set forth in Section 5.17 hereof; (9) are Leases with stated terms of not greater than 60 months; (10) are Leases payable in equal consecutive installments no less frequently than quarterly; (11) the Leased Property corresponding thereto does not have an original cost in excess of $250,000; and (12) such other criteria as may be reasonably established by Lender, from time to time.

          Equipment - The meaning ascribed thereto in the Pennsylvania Uniform
          ---------
Commercial Code.

          ERISA - The Employee Retirement Income Security Act of 1974, as the
          -----
same may be amended, from time to time.

          Event of Default - Section 8.1.
          ----------------

          Expenses - Section 9.5.
          --------

          Facility Fee - Section 2.6(a)
          ------------

          Financial Statements - The consolidated financial statements of
          --------------------
Borrowers prepared in accordance with GAAP.

          GAAP - Generally accepted accounting principles as in effect on the
          ----
Closing Date, as may be amended from time to time.

          General Intangibles - The meaning ascribed thereto in the Pennsylvania
          -------------------
Uniform Commercial Code and shall include, but not be limited to, all Contract Rights (including without limitation, all rights under any remarketing agreements), chattel paper, documents, instruments, books, records, ledgers, journals, check books, printouts, blue prints, designs, computer programs, computer tapes, punch cards, formulae, drawings, customer lists, choses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights.

          Hazardous Substance - Section 5.14.
          -------------------

          Initial Term - Section 2.1(b).
          ------------

          Instruments - The meaning ascribed thereto in the Pennsylvania Uniform
          -----------
Code.

          Inventory - The meaning ascribed thereto in the Pennsylvania Uniform
          ---------
Commercial Code and shall include all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor.

          IRS - Section 6.7.
          ---

          Lease(s) - All of each Borrower's Accounts, Documents, General
          --------
Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease and/or schedule to a master lease agreement, assigned to Lender, or now or hereafter designated on any schedule or Assignment Agreement as being assigned to Lender. The term "Lease" includes (i) all payments to be made thereunder, (ii) all rights of such Borrower therein, and (iii) any and all amendments, renewals, extensions or guarantees thereof.

          Leased Property - Any property leased or to be leased or financed by a
          ---------------
Borrower pursuant to a Lease; the term "Leased Property" includes all of such Borrower's Inventory or Equipment so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

          Lessee - The lessee(s) or obligor(s) responsible for payment and/or
          ------
performance under a Lease.

          Liabilities - All liabilities of every kind of Borrowers as would be
          -----------
shown on Borrowers' consolidated Financial Statements prepared in accordance with GAAP.

          Lien - Any interest of any kind or nature in property securing an
          ----
obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

          Loans - Collectively, the Term Loans.
          -----

          Loan Documents - This Agreement, any and all Term Note(s) and all
          --------------
agreements, instruments and documents executed and/or delivered from time to time in connection therewith, all as may be amended or replaced from time to time.

          Maturity Date - The last day of the Current Term.
          -------------

          Maximum Credit Limit - Five Million ($5,000,000) Dollars.
          --------------------

          Net Income - The consolidated net income after taxes of Borrowers as
          ----------
such would appear on Borrowers' consolidated statement of income, prepared in accordance with GA"P.

          Net Loss - Borrowers' Net Income expressed as a loss.
          --------

          Net Lease Receivables - Section 6.9(b).
          ---------------------

          Nonrecourse Debt - All Liabilities of Borrowers which are non-recourse
          ----------------
in nature and treated as non-recourse obligations on Borrowers' Financial Statements.

          Obligations - All existing and future liabilities and obligations of
          -----------
every kind or nature at any time owing by Borrowers to Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, obligations in respect of the Credit Facility and this Agreement and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred by Lender in connection therewith.

          PBGC - Section 6.7.
          ----

          Pennsylvania Uniform Commercial Code or UCC - The Uniform Commercial
          -------------------------------------------
Code as enacted in Pennsylvania, as the same shall be amended from time to time.

          Person - An individual, partnership, corporation, trust,
          ------
unincorporated association or organization, joint venture or any other entity.

          Property - Any interest of Borrowers in any kind of property or asset,
          --------
whether real, personal or mixed, or tangible or intangible.

          Senior Liabilities - All liabilities of Borrowers, as shown on the
          ------------------
Financial Statements, other than that portion of the Subordinated Debt which is not due and payable within 12 months of the date of determination.

          Specific Lease Collateral - All Leases and corresponding Leased
          -------------------------
Property specifically relating to, pledged as collateral for, and used to determine the Advance Rate corresponding to, a Term Loan.

          Subordinated Debt - All indebtedness of Borrower as described in that
          -----------------
certain Securities Purchase Agreement and Note between BankVest Capital Corp. and Whitney Subordinated Debt Fund, L.P. dated February 28, 1997, and other indebtedness specifically subordinated to the Obligations in a manner which provides that the holders of such indebtedness shall have no greater rights than those afforded the holders of the indebtedness under the Subordination Agreement, including, without limitation, the right to receive payments.

          Subordination Agreement - The Securities Purchase Agreement and Note
          -----------------------
between BankVest Capital Corp. and Whitney Subordinated Debt Fund, L.P. dated February 28, 1997.

          Subsidiary - Any corporation more than fifty percent (50%) of whose
          ----------
voting stock is legally and beneficially owned by Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower.

          Tangible Net Worth - At any time means the amount of stockholders
          ------------------
equity on a consolidated basis (excluding trademarks, goodwill, covenants not to compete, deferred closing costs and all other intangible assets as that term is defined under GA"P) plus that portion of the Subordinated Debt not due and payable within one year of the date of determination.

          Term Loan(s) - Section 2.1(a).
          ------------

          Term Notes - Section 2.1(a)(i).
          ----------

          Unmatured Event of Default - An event or condition which with the
          --------------------------
passage of time, the giving of notice, or both would become an Event of Default.

          Unused Line Fee - Section 2.6(b).
          ---------------

     1.2  Accounting Principles  :  Where the character or amount of any asset
          ---------------------
or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2.  THE LOANS

     2.1  Credit Facility - Description:
          -----------------------------

          (a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for the joint and several benefit of Borrowers credit facility ("Credit Facility") which shall include Advances to be extended by Lender from time to time to or for the benefit of Borrowers hereunder in the form of term loans ("Term Loans"). The aggregate outstanding principal amount of all Term Loans, at any time, shall not exceed the Maximum Credit Limit. Subject to such limitation, the outstanding balance under the Credit Facility may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Term Loans which may be made by Lender. In no event shall the initial principal amount of any Term Loan be less than $200,000. The Obligations of each Borrower under the Credit Facility and this Agreement shall at all times be joint and several, absolute and unconditional.

               (i) In conjunction with each Term Loan, Borrowers shall execute and deliver a promissory note to Lender for the total principal amount of such Term Loan (collectively, as may be amended, modified or replaced from time to time, the "Term Notes"). Each Term Note shall evidence Borrowers' absolute and unconditional obligation to repay Lender for the Term Loan with interest as herein and therein provided. Each and every Term Loan under the Credit Facility shall be evidenced by separate Term Notes, which are deemed incorporated herein by reference and made a part hereof. All Term Notes shall be substantially in the form set forth in Exhibit "2.1(a)" attached hereto and made a part hereof.

               (ii) Term Loans shall only be made available as permanent financing for Specific Lease Collateral.

               (iii) Each Term Loan, together with accrued interest, shall be repaid in monthly installments (not to exceed 60 months) as set by Lender at the time Borrowers request such a Term Loan. The principal amount of each Term Loan shall not exceed the aggregate of the Advance Rate with respect to each item of Specific Lease Collateral corresponding to such Term Loan.

          (b) The term ("Initial Term") of the Credit Facility shall expire on May 9, 1998. After the Maturity Date no further Advances shall be available from Lender.

          (c) Borrowers shall deliver with each borrowing request; a certificate in the form of Exhibit "2.1(c)" attached hereto and made a part hereof ("Advance Rate Certificate"), executed by an Authorized Officer, calculating the Advance Rate with respect to the requested Term Loan.

     2.2  Advances and Payments:
          ---------------------

          (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Credit Facility, the Facility Fee, Unused Line Fee, the Expenses, and all other charges and any other Obligations of Borrowers hereunder, shall be made to Lender at its main Philadelphia banking office, PNC Bank Center, 1600 Market Street, 31st Floor, Philadelphia, PA 19103, Attention Sandra L. McCollum, in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion from time to time to charge Borrower's deposit account for all of Borrower's Obligations under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses if any or all of such Obligations are not paid within five (5) days of the due date thereof.

          (b)  (i)   Advances which may be made by Lender from time to time
under the Credit Facility shall be made available by crediting such proceeds to Borrowers' operating account with Lender.

               (ii) All Advances requested by Borrowers must be requested by 11:00 A.M. Philadelphia time, three (3) Business Days prior to the date of such requested Advance. All requests or confirmation of requests for an Advance are to be in writing and may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender. Subject to satisfaction of the terms and conditions hereof, the requested Advance shall be made available to Borrowers by crediting such amount to Borrowers' operating account with Lender on the day the requested Advance is to be made.

     2.3  Preconditions to Advances and Assignment of Leases and Leased Property
          ----------------------------------------------------------------------

          Before Lender will make any Advance to Borrowers:

          (i) Each Borrower will deliver to Lender the following (dated and signed) in form and substance satisfactory to Lender:

                 (a) A written borrowing request setting forth the requested date of the Advance (but no sooner than three (3) Business Days after Lender receives the request), the requested advance amount, an Advance Rate Certificate in the form attached hereto as Exhibit "2.1(c)", any information required by this

Agreement and such other information as Lender shall reasonably request.

               (b) A Term Note in the principal amount equal to the requested Term Loan,

               (c) A description of the collateral package, which shall include, a description of the Lessee, the Leased Property, the net cost of the Leased Property, the net remaining principal balance under the Lease(s), and the terms of and rentals owed under each Lease, in the form attached hereto as Exhibit "2.3(c)" ("Collateral Report") and such other information which Lender shall reasonably request,

               (d) An Assignment Agreement signed by such Borrower assigning Borrower's right, title and interest in and to the Leased Property and Leases to Lender, in the form attached hereto as Exhibit "2.3(d)" ("Assignment Agreement"),

               (e) Invoices showing Lessor's itemized cost of the Leased Property along with confirmation that full payment for the Leased Property has been made to the vendor,

               (f) If requested by Lender, additional Uniform Commercial Code ("UCC") financing statements covering the Collateral listing Lender as secured party and each Borrower as debtor, to be filed in locations reasonably required by Lender,

               (g) Copies of all UCC-1 financing statements filed by a Borrower against Lessee(s) and any acknowledgment copies or recording information such Borrower has received back from the recording offices along with UCC-3 assignments with respect to the Specific Lease Collateral corresponding to the Term Loan, assigning such Borrower's interest to Lender, all as may be required by Section 5.17 below,

               (h) The sole original of each Lease (as described in Sections 5.17(b) and 5.17(c) below) along with all schedules duly assigned to Lender along with, if applicable, a certified copy of the corresponding Master Lease Agreement,

               (i) Evidence that each item of Leased Property, with an initial cost in excess of $100,000, is insured against such risks, in such amounts, with such insurance, and on such terms and conditions as shall be satisfactory to Lender, including but not limited to, provisions naming Lender as lender loss payee and preventing cancellation or modification of the insurance coverage without at least thirty (30) days prior notice to Lender ("Insurance Coverage"),

               (j) A certificate of acceptance or other document evidencing that the Lessee has received and accepted the Leased Property, and

               (k) An undated notice signed by Borrowers directing each Lessee to pay all sums due or to become due under each Lease directly to Lender ("Lessee Notice") to be used only following the occurrence of an Event of Default. Lender will hold the Lessee Notices in escrow and will not release them, unless and until an Event of Default shall have occurred.

               (l) Such financial information concerning any of the Leases, Borrowers or any Lessee as Lender may reasonably request, and

               (m) Such other instruments, agreements and documents as Lender reasonably requests to carry out the intent of the parties to this Agreement.

          (ii) No Event of Default or Unmatured Event of Default shall have occurred hereunder.

     2.4  Credit Facility Interest:  The unpaid principal balance of each Term
          ------------------------
Loan shall bear interest at a fixed rate of interest equal to 215 basis points in excess of the then existing yield to maturity of the United States Treasury Obligation with a maturity nearest the scheduled maturity of the corresponding Term Loan (based on the weighted average life of the corresponding Specific Lease Collateral), at the time such Term Loan is requested ("Applicable Rate"). Interest on Term Loans shall be due and payable in arrears on the first day of each calendar month commencing the first full month following the Closing Date.

     2.5  Additional Interest Provisions.
          ------------------------------

          (a)  Calculation of Interest:  Interest on the Loans shall be based on
               -----------------------
a three hundred sixty (360) day year comprised of twelve 30-day months and charged for the actual number of days elapsed.

          (b)  Default Rate:  After the occurrence and during the continuance of
               ------------
an Event of Default hereunder, the per annum effective rate of interest on all Term Loans outstanding under the Credit Facility, shall be increased to a rate equal to two (2%) percentage points in excess of the Applicable Rate.

          (c)  Continuation of Interest Charges:  All contractual rates of
               --------------------------------
interest chargeable on outstanding Loans, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

          (f)  Applicable Interest Limitations:  In no contingency or event
               -------------------------------
whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

     2.6  Fees:
          ----

          (a)  Facility Fee: As of Closing, Borrower shall have paid to Lender a
               ------------
$5,000 non-refundable facility fee ("Facility Fee").

          (b)  Unused Line Fee: Commencing on the six (6) month anniversary of
               ---------------
the date of this Agreement and continuing so long as this Agreement has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Lender a non-refundable fee ("Unused Line Fee") equal to three eighths of one percent (.375%) per annum of the average daily unused portion of the Credit Facility calculated by subtracting the average daily outstanding balance of all Loans from the then current amount of the Maximum Credit Limit. The Unused Line Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each January, April, July and October, with the first payment being due on January 1, 1998.

     2.7  Prepayments:
          -----------

          Upon any prepayment by or on behalf of the Borrowers (whether voluntary, on default or otherwise), the Lender may require, if it so elects, the Borrowers to pay the Lender as compensation for the cost of having advanced or being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii)
                                                                     -----
the yield on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amounts to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity date of this Note while a Fixed Rate is in effect. Borrowers agree that this fee payable to Lender is a reasonable estimate of its damages and not a penalty.

          (b)  Proceeds of Collateral: Borrowers shall, promptly upon receipt of
               ----------------------
the proceeds from the sale or other disposition of any Specific Lease Collateral relating to a Term Loan, pay to Lender an amount equal to that portion of the Term Loan corresponding to such Specific Lease Collateral, for application against the outstanding amount of such Term Loan. Prior to the occurrence of an Event of Default, proceeds of Specific Lease Collateral relating to a Term Loan shall first be applied to accrued and unpaid interest, fees, costs, Expenses related to the Credit Facility, and then to the outstanding balance of such Term Loan in the inverse order of Maturity. Following the occurrence of an Event of Default, all proceeds from the Collateral and all payments received pursuant to the terms of the Leases shall be immediately delivered to Lender and Lender may apply such proceeds to any of Borrowers' Obligations in such order as Lender may decide in its sole discretion.

          (c)  Replacement of Defaulted Leases:  Upon a Lease constituting
               -------------------------------
Specific Lease Collateral relating to a Term Loan, becoming a Defaulted Lease, Borrowers shall, at Borrower's option, within twenty (20) days of becoming aware that such Lease is a

Defaulted Lease, either immediately prepay such Term Loan in accordance with subsection (b) above or replace such Lease with a new lease with an Advance Rate equal to at least the Advance Rate (calculated as of the date such Lease became a Defaulted Lease) of the Lease being replaced, in form and substance and with a Lessee with creditworthiness satisfactory to Lender. In addition, Borrowers shall execute such agreements and documents and take such action as Lender requests in order to effectuate the exchange and protect and perfect Lender's security interest in the new Lease. So long as no Event of Default has occurred and is continuing, upon any Defaulted Lease being prepaid or replaced, Lender shall execute such documentation as is reasonably necessary to release its security interest in such Defaulted Lease and the related Leased Property and return the original of such Defaulted Lease to such Borrower.

     2.8  Use of Proceeds:  The extensions of credit under and proceeds of the
          ---------------
Credit Facility shall be used to enable Borrower to purchase Leased Property and finance Leases associated with such Leased Property.

     2.9  Capital Adequacy:  If any present or future law, governmental rule,
          ----------------
regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its obligations (including any obligations hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrowers, from time to time, Borrowers shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrowers. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION 3.  COLLATERAL

     3.1  Description:  As security for the payment of the Obligations, and
          -----------
satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents each Borrower hereby assigns and grants to Lender a continuing first lien on and security interest in, upon and to the Collateral.

     3.2  Lien Documents:  At Closing and thereafter as Lender deems necessary,
          --------------
each Borrower shall execute and deliver to Lender, or shall have executed and delivered (all in form and substance reasonably satisfactory to Lender):

          (a)  Financing Statements - Financing statements pursuant to the UCC,
               --------------------
which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

          (b)  Other Agreements - Any other agreements, documents, instruments
               ----------------
and writings, including, without limitation, security agreements and Assignment Agreements, reasonably required by Lender to evidence, perfect or protect Lender's liens and security interest in the Collateral or as Lender may reasonably request from time to time.

     3.3  Other Actions:  In addition to the foregoing, Borrowers shall do
          -------------
anything further that may be lawfully and reasonably required by Lender to perfect its security interests and to effectuate the intentions and objectives of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrowers shall also immediately deliver (with execution by each Borrower of all necessary documents or forms to reflect Lender's Lien thereon) to Lender, all items for which Lender must or may receive possession to obtain a perfected security interest, including without limitation, all Leases, notes, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

     3.4  Searches:  Lender shall, prior to or at Closing, and thereafter as
          --------
Lender may determine from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower's in this Agreement):

          (a)  UCC Searches:  UCC searches with the Secretary of State and local
               ------------
filing office of each state where Borrowers maintain their chief executive office, a place of business, or assets;

          (b)  Judgments, Etc.:  Judgment, federal tax lien and corporate tax
               ---------------
lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

          Borrowers shall, prior to or at Closing and at their expense, obtain and deliver to Lender good standing certificates showing Borrowers to be in good standing in their state(s) of incorporation and in each other state or foreign country in which they are doing and presently intend to do business for which the failure to be so qualified might have material adverse effect on Borrowers' business, financial condition, Property or Lender's rights hereunder.

     3.5  Filing Security Agreement:  A carbon, photographic or other
          -------------------------
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     3.6  Power of Attorney:  Each of the officers of Lender is hereby
          -----------------
irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (1) endorse the name of a Borrower(s) upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower(s) and constitute collections on the Collateral; (2) execute in the name of Borrowers, or either of them, any financing statements, schedules, assignments, instruments, documents and statements that Borrowers are obligated to give Lender hereunder or are necessary to perfect Lender's security interest or Lien in the Collateral; (3) verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; provided however, that prior to an Event of Default, any such activity shall be performed only after prior notice to Borrowers and in a manner reasonably satisfactory to the parties; and (4) following the occurrence of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Lender may reasonably deem necessary or desirable to enforce any Lease or other Collateral.

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

     Closing under this Agreement and the making of each Advance are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

     4.1  Resolutions, Opinions, and Other Documents:  Prior to the Closing,
          ------------------------------------------
Borrowers shall have delivered to Lender the following:

          (a)  this Agreement properly executed;

          (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;

          (c) certified copies of (i) resolutions of each Borrower's board of directors authorizing the execution of this Agreement and each instrument, agreement and document required to be delivered by any Section hereof and (ii) each Borrower's Articles of Incorporation and By-laws;

          (d) an incumbency certificate identifying all Authorized Officers of each Borrower, with specimen signatures;

          (e) a written opinion of Borrowers' independent counsel addressed to Lender;

          (f) certification by Borrowers' chief financial officer that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrowers since December 31, 1996;

          (g) payment by Borrowers of all Expenses associated with the Credit Facility incurred to the Closing Date and the Facility Fee;

          (h) Uniform Commercial Code, judgment, federal and state tax lien searches against each Borrower, at each Borrower's expense, showing that the Collateral is not subject to any Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax Liens on either Borrower's Property and showing each Borrower to be in good standing in each jurisdiction where the failure to so qualify might have a material adverse affect on Borrowers' business, financial condition, Property or Lender's rights hereunder; and

          (i) Copies of the Subordination Agreement(s) with respect to the Subordinated Debt.

     4.2  Absence of Certain Events:  At the Closing Date and prior to each
          -------------------------
Advance, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

     4.3  Warranties and Representations at Closing:  The warranties and
          -----------------------------------------
representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date and at the time of each Advance with the same effect as though made on and as of that date. Neither Borrower shall have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

     4.4  Compliance with this Agreement:  Each Borrower shall have performed
          ------------------------------
and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by such Borrower before or at the Closing Date and as of the date of each Advance.

     4.5  Officers' Certificate: Lender shall have received a certificate
          ---------------------
dated the Closing Date and signed by the chief financial officer of Borrowers certifying that all of the conditions specified in this Section have been fulfilled.

     4.6  Closing: Subject to the conditions of this Section 4, the Credit
          -------
Facility shall be made available on the date ("Closing Date") this Agreement is executed and the conditions contained in Section 4.1 hereof are satisfied (the "Closing").

     4.7  Non-Waiver of Rights:  By completing the Closing hereunder, or by
          --------------------
making Advances hereunder, Lender does not thereby waive a breach of any warranty, representation or covenant made by Borrowers, or either of them, hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by either Borrower are specifically reserved by Lender.

SECTION 5. REPRESENTATIONS AND WARRANTIES

     To induce Lender to complete the Closing and make the initial Advances under the Credit Facility to Borrowers, Borrowers warrant and represent to Lender that:

     5.1  Corporate Organization and Validity:
          -----------------------------------

          (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such Borrower's business, financial condition, Property or prospects. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

          (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of either Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which such Borrower is a party, or by which it is bound. Borrowers are not in violation of nor have knowingly caused any Person to violate any term of any agreement or instrument to which they or such Person is a party or by which they may be bound or of their charters, minutes or bylaws which violation could have a material adverse effect on either Borrower's business, financial condition, Property or prospects.

          (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

          (d) This Agreement, any and all Term Notes and all related agreements and documents required to be executed and delivered by Borrowers hereunder, when delivered, will be valid and binding upon each Borrower and enforceable in accordance with their respective terms, subject to the effect of bankruptcy, reorganization, insolvency and other laws affecting the rights of creditors generally.

     5.2  Places of Business: The only places of business of Borrowers, and
          ------------------
the places where they keep and intend to keep their Books and Records concerning the Collateral, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

     5.3  Pending Litigation:  There are no judgments or judicial or
          ------------------
administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of either Borrower, threatened, against Borrower(s) in any court or before any governmental authority or arbitration board or tribunal except as shown in Exhibit "5.3" attached hereto and made a part hereof, none of which may materially and adversely affect the business, financial condition, Property or prospects of Borrowers, or the ability of Borrowers to perform under this Agreement. Neither Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. No executive officer of either Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity.

     5.4  Title to Collateral:  Each Borrower has good and marketable title in
          -------------------
fee simple (or its equivalent under applicable law) to all the Collateral it respectively purports to own (or holds a first priority perfected security interest in the portion of the Collateral constituting Leased Property) free from Liens, except those of Lender, and free from the claims of any other Person other than the corresponding Lessees or the original lessor, if applicable.

     5.5  Governmental Consent:  Neither the nature of Borrowers or of their
          --------------------
business or Property, nor any relationship between Borrowers and any other Person, nor any circumstance affecting Borrowers in connection with the issuance or delivery of any and all Term Notes, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of either Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of any and all Term Notes or other documents contemplated hereby.

     5.6  Taxes: All tax returns required to be filed by Borrowers, or either
          -----
of them, in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrowers, or upon any of their Property income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. Borrowers are not aware of any proposed additional tax assessment or tax to be assessed against or applicable to either Borrower that might have a material adverse effect on Borrowers' business, financial condition, Property or prospects.

     5.7  Financial Statements:  Borrowers' annual consolidated audited
          --------------------
balance sheet as of June 30, 1996, the quarterly unaudited consolidated balance sheet as of December 31, 1996 and the related income statements and statements of cash flows as of such dates, all accompanied by reports thereon from Borrowers' independent certified public accountants, (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of Borrowers as of such dates and the results of its operations for such periods. The fiscal year for Borrowers currently ends on June 30. Borrowers federal tax identification numbers are set forth on Exhibit A5.7" attached hereto and made a part hereof.

     5.8  Full Disclosure:  Neither the financial statements referred to in
          ---------------
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by a Borrower to Lender in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to a Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

     5.9  Subsidiaries:  Borrowers have no Subsidiaries or Affiliates, except
          ------------
as listed on Exhibit "5.9" attached hereto and made a part hereof.

     5.10  Guarantees, Contracts, etc.:
           ---------------------------

           (a) Neither Borrower owns nor holds equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from, any Person except as described in Exhibit "5.10", attached hereto and a made part hereof.

           (b) Neither Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, Property or prospects.

           (c) Except as otherwise specifically provided in this Agreement, neither Borrower has agreed or consented to cause or permit any of the Collateral whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

     5.11  Government Regulations, etc.:
           ----------------------------

           (a) Borrowers have obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of their Property and for the conduct of their business, where the failure to obtain would have a material adverse effect on the business, financial condition, Property or prospects of either Borrower.

           (b) Neither Borrower is in violation of, has not received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which may materially and adversely affect Borrowers' business, financial condition, Property or prospects.

           (c) Borrowers are current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     5.12  Names:  Within five (5) years prior to the Closing Date, neither
           -----
Borrower has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.12", attached hereto and made a part hereof. Each trade name of Borrower represents a division or trading style of such Borrower and not a separate corporate subsidiary, affiliate or independent entity.

     5.13  Other Associations:  Neither Borrower is engaged nor has an
           ------------------
interest in any joint venture or partnership with any other Person except as described on Exhibit "5.13" hereto and made a part hereof.

     5.14  Environmental Matters:  Except as disclosed on Exhibit "5.14"
           ---------------------
attached hereto and made a part hereof, Borrowers have no knowledge of the presence of any Hazardous Substances on any of the real property where either Borrower conducts operations or has its personal property, or of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of either Borrower.

     As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

     5.15  Capital Stock: The authorized and outstanding shares of capital
           -------------
stock of Borrowers are as set forth on Exhibit "5.15" attached hereto and made a part hereof. All of the capital stock of Borrowers has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.15", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which a Borrower or any of their shareholders is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of capital stock of such Borrower. Except as set forth in Exhibit "5.15", Borrower has not issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.16  Solvency:  Borrowers on a consolidated basis are solvent, able to
           --------
pay their debts as they become due, and have capital sufficient to carry on their business and all business in which Borrowers are about to engage, and now own Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay their debts. Borrowers will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

     5.17  Leases and Leased Property:  Each Lease constituting Specific Lease
           --------------------------
Collateral securing a Term Loan and the Leased Property associated therewith shall, at all times when such Leases constitute Specific Lease Collateral, be in compliance with all of the following representations:

           (a) Each Lease is in substantially the same form as one of the forms attached hereto as Exhibit "5.17", unless otherwise agreed to by Lender in writing, and is genuine, based on contracts that are enforceable in accordance with its terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, except as set forth in the related schedules, and Borrowers' Books and Records relating thereto are accurate, complete and genuine;

           (b) The sole original of each Lease has been delivered to Lender, and any other originally signed counterparts of each Lease shall contain a legend stating that the Lease has been assigned to PNC Bank, National Association, pursuant to that certain Loan and Security Agreement dated May 9, 1997 or contain similar language specifying that such counterpart is not an original for "chattel paper" purposes under the UCC;

           (c) Where the Lease consists of a Master Lease Agreement and specific schedules which describe the terms of any specific items to be leased pursuant to such schedule, the sole original schedule shall constitute the sole original Lease, provided that the terms of the Master Lease Agreement and the schedule make it clear that the sole original schedule is a separate lease for "Chattel Paper" purposes under the UCC and that possession of such schedule constitutes possession of "Chattel Paper" under the UCC;

           (d) Except as otherwise consented to by Lender in writing, no more than $250,000 of the Credit Facility is secured by Leases with the same Lessee or affiliated entities;

           (e) The original amount and unpaid balance of each Lease shown on Borrowers' Books and Records and on any statement or schedule delivered to Lender in connection therewith is the true and correct amount actually owed to the designated Borrower, no portion of which, except as specifically provided for in the Lease, has been prepaid;

           (f) The amount due under each Lease is not subject to, and the terms of each Lease provide that the Lessee may not assert, any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment and no Lease has been re-negotiated, restructured or compromised;

           (g) All security agreements, title retention instruments and other documents and instruments which are security for any Lease, and/or each Lease contain a correct and sufficient description of the Leased Property covered thereby and all security interests granted therein to the designated Borrower (either directly or as assignee), if applicable, subject to Section 5.17(o) below, have been properly perfected and assigned to Lender;

           (h) Neither Borrower has nor will it enter into any agreement with a Lessee of any Leased Property which provides, directly or indirectly, for the crediting of any obligation or liability of such Borrower to such Lessee against future rentals accruing under the Lease;

           (i) Each item of Leased Property has been delivered to and, in all instances, accepted by the Lessee and has not been removed from service and is in good condition, ordinary wear and tear accepted, has not been returned, rejected, lost, stolen, destroyed or damaged;

           (j) Each Lease has been duly executed by the designated Borrower (or, as applicable, duly assigned to Borrower by a third party lessor) and each Lessee, is a valid, legal and binding obligation of such Borrower, and such Lessee, and is enforceable against such Borrower and such Lessee in accordance with its terms. Such Borrower is the sole owner of each of the Leases and has the authority to assign all of its right, title and interest therein upon the terms herein set forth;

           (k) Borrowers have made an adequate credit investigation of each Lessee and approved each Lessee in accordance with their Credit Guidelines in effect as of December 23, 1996, or any subsequent versions of such guidelines which may be approved by Lender, and have determined that the credit is satisfactory and Lender has approved the credit, following its own credit review. Each Lease must be representative of Borrowers' overall lease portfolio with regard to credit quality, equipment type, structure and yield, geographical considerations, transaction size and vendor relationships;

           (l) All costs, fees, and expenses incurred in making and closing each of the Leases has been paid and each Lease is not more than 59 days contractually past due and will be not more than thirty (30) days contractually past due at the time of the assignment thereof to Lender, without giving effect to any De Minimis Delinquency. No default exists or event exists which with the giving of notice or the passage of time or both, will result in the occurrence of a default of any obligation, as expressed in any Lease;

           (m) All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to a Borrower do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any state under the laws governing, or applicable to, such Lease, Leased Property or Lessee with respect to those matters of law.

           (n) Lender has a first perfected lien and security interest in all of Borrowers' right, title and interest in and to the Collateral, including, without limitation, each Lease, subject to no other Lien, it being understood however, that in the event a Lease is not a "true lease," Borrowers' perfection of their underlying security interest in the Leased Property is subject to the filing exceptions set forth in Section 5.17(o) below. Each Borrower has taken and in the future, shall take all steps necessary to maintain Lender's first perfected lien and security interest in the Collateral, including, if required, but subject to Section 5.17(o) below, perfecting such Borrower's security interest (in the event the Lease is not a "true lease") through filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect such Borrower's lien;

           (o) For each Lease where the corresponding Leased Property has a cost in excess of $25,000, Borrowers have filed such UCC financing statements (listing the designated Borrower as secured party, Lessee as debtor, and such Leased Property as collateral), in such locations as would be required by applicable law (if such Borrower were a secured party and Lessee were a debtor) in order to perfect a security interest in such Leased Property under the UCC or otherwise, in favor of Lender, as such Borrower=s assignee; provided however, that Borrowers shall not be required to file such financing statements if the corresponding Lessee is an investment grade company with a rating of BBB or higher as defined by Standard & Poor's Rating Service, and provided further that the aggregate amount due under such Leases shall not exceed 10% of the Maximum Credit Limit;

           (p) For each item of Leased Property constituting Specific Lease Collateral with an initial cost in excess of $100,000, Lender is named as assignee on all UCC-1 Financing Statements so filed or Borrowers have delivered a separate UCC-3

Financing Statement assigning their interest to Lender to be filed by Lender;

           (r) Each Lease is a Atriple net lease@ and is valid and enforceable and presents the undisputed obligation of the Lessee named therein and is not more than fifty-nine (59) days contractually past due, without giving effect to any De Minimis Delinquency;

           (s) Each item of Leased Property, with an initial cost in excess of $50,000, has been insured in the ordinary course of Borrowers' or the corresponding Lessee's business;

           (t) Neither Borrower has received notice of a bankruptcy, receivership, reorganization or insolvency of any Lessee;

           (u) No Lessee is a governmental entity (unless Lender consents otherwise in writing) or is a subsidiary or affiliate of either Borrower, or under common control with either Borrower or is an officer or employee of Borrowers;

           (v) The Lessee is not otherwise in default under the corresponding Lease; and

           (w) No Lease provides for the lease of Leased Property, ownership of which is evidenced by certificate of title.

     5.18  Interrelatedness of Borrowers:  The business operations of each
           -----------------------------
Borrower are interrelated and complement one another, and such companies have a common business purpose, with inter-company bookkeeping and accounting adjustments used to separate their respective Properties, Liabilities, and transactions. The proceeds of Loans under the Agreement will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such Loans.

SECTION 6. BORROWER'S AFFIRMATIVE COVENANTS

     Each Borrower covenants that until all of Borrowers' Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated:

     6.1   Payment of Taxes and Claims:  Each Borrower shall pay, before they
           ---------------------------
become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon each Borrower's Property.

     6.2   Maintenance of Insurance, Financial Records
           --------------------------------------------
          and Corporate Existence:
          -----------------------

          (a) Property Insurance - Each Borrower shall maintain or caused to be
              ------------------
maintained fire, flood, casualty and such other hazard insurance in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrowers or the corresponding Lessee. At or prior to Closing, each Borrower shall furnish Lender with copies of original policies of insurance certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Lender may require. In the event that either Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may with prior notice to Borrowers, do so for such Borrower, but Borrowers shall continue to be liable for the same. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender. Each Borrower further covenants that all insurance premiums owing under its current casualty policy have been paid. Borrowers also agrees to notify Lender, promptly, upon either Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

          (b) Public Liability Insurance - Each  Borrower shall maintain and
              --------------------------
shall deliver to Lender upon Lender's request, evidence of public liability insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

          (c) Financial Records - Borrowers shall keep current and accurate
              -----------------
books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrowers shall not change their respective fiscal year end date without the prior written consent of Lender.

          (d) Corporate Existence and Rights - Borrowers shall do (or cause to
              ------------------------------
be done) all things necessary to preserve and keep in full force and effect their existence, good standing, rights and franchises.

          (e) Compliance with Laws - Borrowers shall be in compliance with any
              --------------------
and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their Property or to the conduct of their businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of either Borrower.

     6.3  Business Conducted:  Borrowers shall continue in the business
          ------------------
presently operated by them using their best efforts to maintain their customers and goodwill. Neither Borrower shall engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by them immediately prior to the Closing Date.

     6.4  Litigation:  Borrowers shall give prompt notice to Lender of any and
          ----------
all litigation claiming, in the aggregate, in excess of $250,000 from Borrowers', or either of them, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of either Borrower.

     6.5  Taxes:  Borrowers shall pay all taxes (other than taxes based upon
          -----
or measured by Lender's income or revenues), if any, in connection with the Loans and/or the recording of any financing statements or other Loan Documents. The Obligations of Borrowers under this section shall survive the payment of Borrowers' Obligations under this Agreement and the termination of this Agreement. Borrowers shall cause to be paid all taxes incurred in connection with any of the Leases or the acquisition, sale or lease of any of the Leased Property.

     6.6  Bank Accounts:  Borrowers shall maintain a depository and a lockbox
          -------------
account with Lender.

     6.7  Employee Benefit Plans:  Borrowers have funded all Pension Plan(s)
          ----------------------
in a manner that satisfies the minimum funding requirements of Section 302 of ERISA and will (a) fund all such Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly upon Lender's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plan(s), or which either Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue

Code) with respect to any such Pension Plan(s) and the action which Borrowers propose to take with respect thereto. Borrowers will make all contributions when due with respect to any multi-employer pension plan in which they participate and will promptly advise Lender (i) upon its receipt of notice of the assertion against either Borrower of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of Borrowers' knowledge, would trigger the assertion of a claim for withdrawal liability against either Borrower, and (iii) upon the occurrence of any event which, to the best of Borrowers' knowledge, would place either Borrower in a Controlled Group as a result of which any member (including either Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

     6.8  Warranties for Future Advances:  Each request by Borrowers for an
          ------------------------------
Advance under the Credit Facility in any form following the Closing Date shall constitute an automatic representation and warranty by Borrowers to the effect that:

          (a) There has been no material adverse change in either Borrower's operations or condition (financial or otherwise) since the date of delivery of Borrowers' then most recent Financial Statements.

          (b) No Event of Default which has not been cured or waived, or Unmatured Event of Default, then exists;

          (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.3 hereof;

          (d) No Lien, other than Permitted Liens, including, without limitation, any federal tax Lien, has been imposed on either Borrower which may, in any way, take priority over Lender's security interests in Liens or on any Collateral; and

          (e) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrowers may update Exhibits "5.1", "5.3", "5.9", "5.10", "5.13", "5.14" and
"5.15" so that such Exhibits accurately reflect the state of Borrowers' affairs as of the date of a request for an Advance by giving written notice thereof to Lender, and further provided that such updated Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect material adverse developments.

     6.9  Financial Covenants:  Borrowers shall maintain and comply with the
          -------------------
following financial covenants as reflected on and computed from their Financial
Statements:

          (a) Adjusted Debt to Tangible Net Worth Ratio:  Borrowers shall have
              -----------------------------------------
and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter, of not more than 6 to 1.

          (b) Delinquency Rate:  Borrowers shall have and maintain at all times
              ----------------
a Delinquency Rate (as defined below), measured monthly as of the last day of each calendar month, of no greater than seven percent (7.0%) of the Net Lease Receivables comprising of Borrowers' entire combined lease portfolio. "Net Lease Receivables" shall mean the aggregate of the scheduled future lease payments comprising of Borrowers' entire combined lease portfolio plus the estimated residual value of the personal property leased pursuant thereto, plus indirect initial costs, less unearned lease income and allowance for doubtful accounts. "Delinquency Rate" shall mean the percentage of Borrowers' entire combined lease portfolio, expressed in dollars, relating to leases which are more than thirty (30) days contractually delinquent, without giving effect to any De Minimis Delinquency, expressed as a percentage of the aggregate Net Lease Receivables.

          (c) Net Income:  Borrowers shall have and maintain Net Income on a
              ----------
consolidated basis, calculated on a rolling four quarter basis and measured quarterly at the end of each fiscal quarter of not less than $1.00 provided that Borrowers shall not permit a Net Loss to occur during any one fiscal quarter in excess of $100,000.

          (d) Bad Debt Reserve:  Borrowers shall maintain a bad debt reserve of
              ----------------
at least 1.8% of the aggregate Net Lease Receivables.

     6.10 Financial and Business Information:  Borrowers shall deliver to Lender
          ----------------------------------
the following:

          (a) Financial Statements and Collateral Reports:  such data, reports,
              -------------------------------------------
statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

              (i) within ninety (90) days after the end of each fiscal year of Borrowers, deliver to Lender, Financial Statements of Borrowers for such year including the balance sheet of Borrowers as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified by independent public accountants of recognized standing, selected by Borrowers and reasonably satisfactory to the Lender, to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly the Borrowers' financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the compliance certificate are inaccurate.

              (ii) within fifteen (15) days of the end of each calendar month, deliver to Lender, Borrowers' receivables aging report which shall include an aging summary of each Borrower's entire lease portfolio, including the Leases and a complete aging report for all Leases pledged to Lender, along with a covenant compliance certificate, and a report certifying that each Lease constituting Specific Lease Collateral continues to be an Eligible Lease, or if this is not the case, identifying those Leases which have become Defaulted Leases and what arrangements have been made to prepay the corresponding Term Loan or substitute the Defaulted Lease(s), as required by Section 2.7(c) above, and such other reports as Lender reasonably deems necessary, certified by Borrowers' chief financial officer as true and correct, all in form and substance reasonably satisfactory to Lender; and

              (iii) within forty-five (45) days after the end of each fiscal quarter, deliver to Lender Borrowers' internally prepared quarterly consolidated and consolidating Financial Statements, including balance sheet, income statement and statements of cash flows.

          (b) Notice of Event of Default - promptly upon becoming aware of the
              --------------------------
existence of any condition or event which constitutes a default or an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and propose to take) with respect thereto;

          (c) Notice of Claimed Default - promptly upon receipt by either
              -------------------------
Borrower, notice of default, oral or written, given to such Borrower by any creditor for borrowed money; and

          (d) Securities and Other Reports - if either Borrower shall be
              ----------------------------
required to file reports with the Securities and Exchange Commission, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by such Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by such Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

     6.11 Officers' Certificates:  Along with the set of Financial Statements
          ----------------------
delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.10(a) hereof, Borrowers shall deliver to Lender a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof) from the chief financial officer of Borrowers (and as to certificates accompanying the annual statements of Borrowers, also certified by Borrowers' independent certified public accountant) setting forth:

          (a) Covenant Compliance - the information (including detailed
              -------------------
calculations) required in order to establish whether Borrowers are in compliance with the requirements of Sections 6.9 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.10; and

          (b) Event of Default - that the signer in his capacity as an officer
              ----------------
of Borrowers has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrowers from the beginning of the accounting period covered by the Financial Statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

     6.12 Inspection:  Borrowers will permit any of Lender's officers or other
          ----------
representatives to visit and inspect any of Borrowers' locations or where any Collateral is kept during regular business hours, to examine all of Borrowers' books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. All such inspections (anticipated to be performed at least twice each year) shall be at Borrowers' expense at the standard rates charged by Lender for such activities (plus Lender's out-of-pocket expenses); provided, however, that prior to the occurrence of an Event of Default or Unmatured Event of Default, Borrowers shall not be responsible for fees and costs associated with the field examinations in an amount in excess of $8,000 plus the actual out of pocket costs incurred, in any one calendar year.

     6.13 Tax Returns and Reports:  At Lender's request from time to time,
          -----------------------
Borrowers shall promptly furnish Lender with copies of the annual federal and state income tax returns of Borrowers.

     6.14 Material Adverse Developments:  Borrowers agree that immediately
          -----------------------------
upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect their businesses, financial condition, Property, prospects or its ability to perform under this Agreement, they shall give to Lender telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the next business day after such verbal notice is given.

     6.15 Places of Business:  Borrowers shall give thirty (30) days prior
          ------------------
written notice to Lender of any changes in the location of any of their respective places of business, of the places where

Books and Records are kept, or the establishment of any new, or the discontinuance of any existing place of business.

     6.16  Sale of Collateral:  Borrowers shall mark their Books and Records
           ------------------
to indicate Lender's security interest in the Collateral, including the Leases and Leased Property and, unless Lender consents otherwise in writing, a Borrower shall retain title at all times to the Leased Property; provided however, that so long as no Event of Default or Unmatured Event of Default has occurred, Borrowers may, subject to the prepayment provisions set forth herein, sell Leases and Leased Property. So long as no Event of Default or Unmatured Event of Default has occurred, upon receipt of the proceeds (if required) from the sale of such Leases and/or Leased Property, or upon a Lease having been paid-out in full, Lender shall execute such documentation as is reasonably necessary to release its security interest in such Leases and/or Lease Property and return such original Lease(s) to Borrowers within twenty (20) days of their request therefor.

SECTION 7.  BORROWER'S NEGATIVE COVENANTS:

     Each Borrower covenants that until all of Borrowers' Obligations to Lender are paid and satisfied in full and the Credit Facility has been terminated, that:

     7.1   Merger, Consolidation, Dissolution or Liquidation:
           -------------------------------------------------

           (a) Borrowers shall not sell, lease, license, transfer or otherwise dispose of its Property other than Property sold in the ordinary course or ordinary operation of Borrower's business (which shall include sales in conjunction with securitization transactions and other sales, transfers or assignments arising in conjunction with financing transactions), without Lender's prior written consent.

           (b) Borrowers shall not merge or consolidate with, or acquire, any other Person or commence a dissolution or liquidation unless (i) BankVest is the surviving entity; and (ii) after giving effect to the transaction, the covenants of the Loans Documents shall not be violated, including, without limitation, those relating to leverage and management; and (iii) such merger or acquisition shall be with a Person in the same or similar business as Borrowers. Notwithstanding the above, nothing shall prohibit the merger of any subsidiary of BankVest into BankVest or into another subsidiary.

     7.2   Liens and Encumbrances:  Borrowers shall not: (i) execute a negative
           ----------------------
pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Lien of Lender hereunder.

     7.3   Negative Pledge:  Borrowers shall not pledge, grant or permit any
           ---------------
Lien to exist on the common stock of any Subsidiaries or any of their Affiliates other than a Lien on the Stock of LeaseVest previously granted to First Bank of Boston.

     7.4   Transactions With Affiliates or Subsidiaries:
           --------------------------------------------

           (a) Borrowers shall not enter into any transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless (i) except for those transactions described in Exhibit 7.4 hereto, such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrowers and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon terms substantially the same and no less favorable to Borrowers as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) so long as such transaction is not prohibited hereunder.

           (b) Subject in any event to the limitations of Section 7.4(a) above, Borrowers shall not create or acquire any Subsidiary unless such Subsidiary engages in a business substantially related to the business of Borrowers as conducted immediately prior to the Closing Date.

     7.5   Guarantees:  Excepting the endorsement in the ordinary course of
           ----------
business of negotiable instruments for deposit or collection and the guaranty of the liabilities described in Exhibit A5.10" hereto, neither Borrower shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any other Person other than a Borrower hereunder.

     7.6   Distributions, Redemptions and Other Indebtedness:  Borrowers shall
           -------------------------------------------------
not declare or pay or make any forms of Distribution other than Distributions in the form of stock of BankVest, provided, however, that prior to the occurrence of an Unmatured Event of Default or an Event of Default, BankVest may make cash Distributions to its shareholders in an amount not to exceed 30% of Borrowers' Net Income; provided further that notwithstanding the foregoing, nothing herein shall prohibit Distributions from any subsidiary of BankVest to BankVest, or Distributions required pursuant to that certain Agreement dated May

30, 1996 by and among BankVest, Primus Capital Fund III Limited Partnership and PNC Venture Capital Corporation.

     7.7   Use of Lender's Name:  Borrowers shall not use Lender's name (or the
           --------------------
name of any of Lender's Affiliates) in connection with any of its business operations except to identify the existence of the Credit Facility. Nothing herein contained is intended to permit or authorize Borrowers to make any contract on behalf of Lender.

     7.8   Change of Ownership Interests/Change in Management: BankVest shall
           --------------------------------------------------
continue to own 100% of the voting stock of LeaseVest and Paul Gass and John Colton will, at all times, remain as President and Executive Vice President respectively of Borrowers and shall continue to own at least 23% of the aggregate voting interest of all classes of capital stock of BankVest.

     7.9   Loans and Investments:  Borrowers shall not have outstanding any
           ---------------------
loans, advances, extensions of credit or capital contributions to or investments in any Person(s) in an aggregate amount in excess of $300,000, except as made in the ordinary course of Borrowers' business.

SECTION 8.  DEFAULT

     8.1   Events of Default:  Each of the following events shall constitute an
           -----------------
event of default ("Event of Default") and Lender shall thereupon have the option to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

           (a)  Payments - if Borrowers fail to make any payment of principal or
                --------
interest on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise; or

           (b)  Other Charges - if Borrowers fail to pay any other charges,
                -------------
fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise; or

           (c)  Particular Covenant Defaults - if Borrowers, or either of them,
                ----------------------------
fail to perform, comply with or observe any covenant or undertaking contained in this Agreement; provided however, that solely with respect to those covenants contained in

Sections 6.1, 6.2, 6.5, 6.7, 6.9(d), 6.10 and 6.11, Borrowers shall have 10 days from the date of such failure, to comply with or observe such covenant; or

           (d)  Financial Information - if any statement, report, financial
                ---------------------
statement, or certificate made or delivered by Borrowers or either of them, or any of their officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

           (e)  Uninsured Loss - if there shall occur any uninsured damage to or
                --------------
loss, theft, or destruction in excess of $250,000 with respect to any portion of any Collateral; or

           (f)  Warranties or Representations - if any warranty, representation
                -----------------------------
or other statement by or on behalf of Borrowers, or either of them, contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

           (g)  Agreements with Others - if Borrowers, or either of them, shall
                ----------------------
default beyond any grace period under any agreement with any creditor for borrowed money in excess of $250,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause such Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment; or

           (h)  Other Agreements with Lender - if Borrowers, or either of them,
                ----------------------------
breach or violate the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between or among Borrowers, or either of them, and Lender; or

           (i)  Judgments - if any final judgment for the payment of money in
                ---------
excess of $250,000 which is not fully and unconditionally covered by insurance or for which Borrowers have not established a cash or cash equivalent reserve in the amount of such judgment shall be rendered; or

           (j)  Assignment for Benefit of Creditors, etc. - if either Borrower
                ----------------------------------------
makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by such

Borrower which might materially and adversely affect such Borrower; or

           (k)  Bankruptcy, Dissolution, etc. - upon the commencement of any
                ----------------------------
action for the dissolution or liquidation of either Borrower, or the commencement of any proceeding to avoid any transaction entered into by either Borrower, or the commencement of any case or proceeding for reorganization or liquidation of either Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against such Borrower; provided, however, that such Borrower shall have forty-five (45) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such forty-five (45) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

           (l)  Receiver - upon the appointment of a receiver, liquidator,
                --------
custodian, trustee or similar official or fiduciary for either Borrower or for any of either Borrower's Property; or

           (m)  Execution Process, Seizure, etc. - the issuance of any execution
                -------------------------------
or distraint process against either Borrower, or any Property of either Borrower is seized by any governmental entity, federal, state or local; or

           (n)  Termination of Business - if Borrowers cease any material
                -----------------------
portion of their business operations as presently conducted; or

           (o)  Pension Benefits, etc. - if Borrowers fail to comply with ERISA,
                ----------------------
so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrowers' employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

           (p)  Investigations - any indication or evidence received by Lender
                --------------
that reasonably leads it to believe either Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of Borrowers, or either of them, to any governmental entity, federal, state or local.

     8.2   Cure - Nothing contained in this Agreement or the Loan Documents
           ----
shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

     8.3   Rights and Remedies on Default:
           ------------------------------

           (a) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Lender may, in its discretion and without effecting the otherwise discretionary nature of the Credit Facility, withhold or cease making Advances under the Credit Facility.

           (b) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

           (c) In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), Lender may, upon or at any time after the occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                (i) The right to take possession of, and notify all Lessees of the Lender's security interest in the Collateral and require payment under the Leases to be made directly to Lender, and Lender may, in its own name or in the name of either Borrower, exercise all rights of lessor under the Leases and collect, sue for and receive payment on all Leases, and settle, compromise and adjust the same on any terms as may be satisfactory to Lender, in its sole and absolute discretion for any reason or without reason and Lender may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to Borrowers, or either of them, to an address designated by Lender); or

                (ii) By its own means or with judicial assistance, subject to the rights of the Lessees, enter Borrowers' premises or location of Collateral and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrowers shall not resist or interfere with such action; or

                (iii) Require Borrowers at Borrowers' expense, subject to the rights of the Lessees, to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; or

                (iv) The right to reduce or modify the Maximum Credit Limit or the Advance Rates or to modify the terms and conditions upon which Lender may be willing to consider making Advances under the Credit Facility.

           (e) Each Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to such Borrower. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

     8.4   Nature of Remedies:  All rights and remedies granted Lender hereunder
           ------------------
and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, or either of them, at any time, under any agreement, with any available remedy and in any order.

     8.5   Set-Off:  Subject to the terms of that certain Lockbox Service
           -------
Agreement dated as of September 30, 1996, if any bank account of Borrowers, or either of them, with Lender, or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrowers, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrowers' Obligations hereunder.

SECTION 9.  MISCELLANEOUS

     9.1   GOVERNING LAW:  THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND
           -------------
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN

DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     9.2   Integrated Agreement:  All Term Notes, the other Loan Documents, all
           --------------------
related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     9.3   Waiver:
           ------

           (a) No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to each Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

           (b) Borrowers release and shall indemnify, defend and hold harmless Lender, and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrowers, or either of them, or under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrowers' breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrowers' failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lender constituting willful misconduct or gross negligence.

     9.4   Time:  Whenever Borrowers shall be required to make any payment, or
           ----
perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrowers' performance under all provisions of this Agreement and all related agreements and documents.

     9.5   Expenses of Lender:  At Closing and from time to time thereafter,
           ------------------
Borrowers will pay all expenses of Lender on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any reasonable expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses"); provided, however, that Borrowers shall not be responsible for Expenses incurred with the negotiation and preparation of this Agreement through the Closing Date, in excess of $12,000.

     9.6   Brokerage:  This transaction was brought about and entered into by
           ---------
Lender and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent that neither of them have committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, Borrowers hereby indemnify, defend and hold harmless Lender against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrowers' own cost and expense, including Lender's reasonable counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in Lender's favor, the amount demanded shall be deemed an Obligation of Borrowers under this Agreement.

     9.7   Notices:
           -------

           (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

     If to Lender to:     PNC Bank, National Association
                          Lease Finance Group
                          1600 Market Street, 31st Floor
                          Philadelphia, PA  19103
                          Attn:  Sandra L. McCollum
                                 Assistant Vice President
                          Telecopy No.: 215/585-4769

     With copies to:      Blank Rome Comisky & McCauley
                          Four Penn Center Plaza
                          Philadelphia, PA  19103
                          Attn:  Mark I. Rabinowitz, Esquire
                          Telecopy No.: 215/569-5555

     If to Borrowers to:  BankVest Capital Corp.
                          114 Turnpike Road
                          Westboro, MA 01581
                          Attn: Paul Gass, President
                          Telecopy No.: 508/870-0260

     With copies to:      Goldstein & Manello, P.C.
                          265 Franklin Street
                          Boston, MA 02110-3192
                          Attn: Richard J. Snyder
                          Telecopy No.: 617/946-8118

           (b) Any notice sent by Lender or Borrowers by any of the above methods shall be deemed to be given when so received.

           (c) Lender shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     9.8   Headings:  The headings of any paragraph or Section of this
           --------
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     9.9   Survival:  All warranties, representations, and covenants made by
           --------
Borrowers, or either of them, herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of any and all Notes, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers, or either of them, hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

     9.10  Successors and Assigns:  This Agreement shall inure to the benefit of
           ----------------------
and be binding upon the successors and assigns of each of the parties.
Borrowers may not transfer, assign or delegate any of their duties or obligations hereunder.

     9.11  Duplicate Originals:  Two or more duplicate originals of this
           -------------------
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

     9.12  Modification:  No modification hereof or any agreement referred to
           ------------
herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

     9.13  Signatories:  Each individual signatory hereto represents and
           -----------
warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

     9.14  Third Parties:  No rights are intended to be created hereunder, or
           -------------
under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrowers, or either of them. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers' duty of performance, including, without limitation, a Borrower's duties under any Lease, account or contract with any other Person.

     9.15  Discharge of Taxes, Borrower's Obligations, Etc.:  Lender, in its
           ------------------------------------------------
sole discretion, shall have the right at any time, and from time to time, with prior notice to Borrowers, if Borrowers fail to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrowers' Obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of either Borrower's Property in violation of this Agreement unless such Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be deemed Advances hereunder and shall bear interest at the highest Applicable Rate applied to any Term Loan until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

     9.16  Consent to Jurisdiction:  Each Borrower and Lender hereby irrevocably
           -----------------------
consent to the jurisdiction of the Courts of Common Pleas of Philadelphia, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Each Borrower irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

     9.17  Waiver of Jury Trial:  EACH BORROWER AND LENDER HEREBY WAIVE ANY AND
           --------------------
ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS .

     9.18  Information to Participant:  Lender may divulge to any participant,
           --------------------------
co-lender or assignee or prospective participant, co-lender or assignee it may obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents.

     9.19  Obligations Joint and Several:  All Obligations of Borrowers
           -----------------------------
hereunder and under the Loan Documents are joint and several.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


                         BORROWERS:

                         BANKVEST CAPITAL CORP.


                         By:________________________________
                              Title:

                         Attest:____________________________
                              (Corporate Seal)


                         LEASEVEST CAPITAL CORP.


                         By:________________________________
                              Title:

                         Attest:____________________________
                              (Corporate Seal)



                         LENDER:

                         PNC BANK, NATIONAL ASSOCIATION

                         By:________________________________
                              Title:

                                   TERM NOTE
                                   ---------


$_______________                                              Philadelphia, PA
                                                              ____________, 199_

     FOR VALUE RECEIVED and intending to be legally bound, the undersigned, BankVest Capital Corp. and LeaseVest Capital Corp. (collectively, the "Borrowers" and individually, each a "Borrower"), each with a place of business at 114 Turnpike Road, Westboro, Massachusetts 01581, jointly and severally promise to pay, in lawful money of the United States, to the order of PNC Bank, National Association. ("Lender"), at Lender's offices at 1600 Market Street, 31st Floor, Philadelphia, Pennsylvania, 19103, the sum of __________________ ($____________) Dollars in __________ (___) consecutive monthly installments of principal of $_______________ each plus interest as set forth in the repayment schedule in Exhibit A (attached hereto and made a part hereof), commencing on the _______ day of the month immediately following the date of this Note and on the ______ day of each month thereafter with a final payment of the entire outstanding principal balance of the Loan and all accrued but unpaid interest, fees, costs and expenses due on ______. The actual amount due and owing from time to time hereunder shall be evidenced by Lender's records of disbursements and receipts with respect to the Loan which shall be conclusive evidence of such amount.

     Interest shall accrue on the unpaid principal amount outstanding hereunder from time to time at the per annum rate equal to ___________________ ("Applicable Rate"). Interest shall be calculated on a basis of a year of 360 days but computed for the actual number of days elapsed. After the occurrence of an Event of Default (as defined in the Loan Agreement) such rate shall be increased to a per annum rate equal to two (2%) percent in excess of the Applicable Rate. In no event shall the amount of interest paid or agreed to be paid to Lender hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In such event, the interest rate shall automatically be reduced to the maximum rate permitted by such law and Lender shall apply any such excess first to principal, in the inverse order of maturity and then to any remaining Obligation in such order as Lender may determine.

     This Term Note is one of the Notes referred to in the Loan and Security Agreement dated May 9, 1997 between Borrowers and Lender (as it may hereafter be supplemented, amended, extended, or replaced from time to time, the "Loan Agreement"). This Term Note ("Note") shall evidence Borrowers' absolute and unconditional obligation to repay all sums advanced by Lender pursuant to this Note. If Borrowers fail to make any payment hereunder when due or if an Event of Default occurs under the Loan Documents, Lender may declare Borrowers in default hereunder and declare the unpaid principal balance of this Note to be immediately due and payable. Lender shall thereupon have the option at any time and from time to time to exercise all rights and remedies set forth herein, and in the other Loan Documents, as well as all rights and remedies otherwise available to Lender at law or in equity, to collect the unpaid indebtedness hereunder and thereunder. This Note is secured by the Collateral described in the Loan Agreement.

     This Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

     Each Borrower hereby waives presentment for payment, protest, demand, notice of nonpayment or dishonor and all other notices (except as specifically set forth in the Loan Agreement) in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Lender of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Borrowers agree to reimburse Lender for all Expenses, including, without limitation, attorneys' fees, incurred by Lender to enforce the provisions of this Note, to protect, preserve and defend Lender's rights under the Loan Agreement, and collect Borrowers' Obligations hereunder as described in the Loan Agreement.

     Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth above.

     This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania, without regard to its otherwise applicable principles of conflict of laws. The provisions of this Note are joint and severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. All capitalized terms not otherwise defined herein shall have the respective meanings as set forth in the Loan Agreement.

     JURY TRIAL IS WAIVED BY EACH BORROWER IN CONNECTION WITH ANY CONTROVERSY OR PROCEEDING INVOLVING THE RIGHTS OF THE PARTIES TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrowers have executed these presents the day and year first above written.

                              BANKVEST CAPITAL CORP.

Attest:____________________   By:______________________________



                              LEASEVEST CAPITAL CORP.


Attest:____________________   By: _____________________________

                                       3